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                                                                   EXHIBIT 10.12

                        Amendment of Employment Agreement

Effective as of July 10, 2001, that certain Employment Agreement entered into by and between The viaLink Company (the "Company") and Jack Scott (the "Employee") made, entered into, and commencing effective as of September 25, 2000 (the "Employment Agreement"), is hereby amended as follows:

1. The current base salary of Employee is hereby reduced by twenty percent (20%). This is a temporary reduction, and the reduction shall cease, and the previous rate of compensation of $190,000 per year shall resume, immediately effective upon the Company's achieving cash flow break even status. At such time the amount by which the Employee's salary shall have been reduced shall be restored to the Employee in lump sum within one hundred eighty (180) days of the Company's achieving cash flow break even status.

2. The bonus payment pursuant to the Employment Agreement shall immediately be suspended. It shall be reinstated immediately upon the Company's achieving cash flow break even status, provided that thee shall be no bonus payment attributable to the Employee's performance from the period beginning as of April 1, 2001, and ending on the date the Company achieves cash flow break even status.

3. In consideration for Employee's entering into this Amendment to the Employment Agreement, the Company's Board of Directors grants the Employee an option to purchase 20,000 shares of common stock of The viaLink Company pursuant to the Company's current Employee Stock Option Plan.

4. Unless specifically amended herein, all other terms and conditions of the Employment Agreement shall continue in full force and effect.


IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment of Employment Agreement effective as of the date first above written.

The viaLink Company                         Employee


By: /s/ William P. Creasman                 /s/ Jack E. Scott
    -----------------------                 -----------------
                                            (Signature)

Title: Vice President                       Jack E. Scott
                                            (Print Name)